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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported): June 8, 1999








                           VISION TWENTY-ONE, INC.
                           -----------------------
             (Exact name of registrant as specified in its charter)








     FLORIDA                      0-22977                        59-3384581
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(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)




   7360 BRYAN DAIRY ROAD, SUITE 200
             LARGO, FLORIDA                                        33777
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(Address of principal executive offices)                         (Zip Code)





        Registrant's Telephone Number, Including Area Code:  727-545-4300



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ITEM 5.  OTHER MATTERS.

         On June 8, 1999 the Company issued a press release announcing the Company's results for fiscal year 1998 and the completion of the reconciliation process that resulted in the delay in filing its Form 10-K, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference.

         On June 8, 1999, the Company also issued a press release announcing the Company's results for the first quarter ended March 31, 1999, strong refractive surgery growth and the sale of its buying group business, a copy of which is filed herewith as Exhibit 99.2 and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

             The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                     FORWARD LOOKING STATEMENT INFORMATION

         This Form 8-K, contains certain statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The terms "Vision Twenty-One," "company," "we," "our" and "us" refer to Vision Twenty-One, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," "will," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in this Form 8-K in the press releases incorporated herein by reference, and include statements regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the unreconciled items and other items and the lack of potential impact of such items on our future financial results; (ii) our growth strategy and operating strategy including expanding vision care and refractive surgery programs and the anticipated increase in long-term shareholder value; (iii) our expected increase in operating margins resulting from the buying group business; (iv) our current and expected future revenue and the impact of acquisitions and the impact the consolidation of infrastructure may have on our future performance;
(v) our strategic initiatives in vision care and special emphasis on refractive surgery initiatives including the rollout of laser vision correction initiatives; (vi) our expected growth in laser vision correction procedures; and (vii) the timing of our filing of Form 10-K and 10-Q.

         You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) the inability to avoid the occurrence of unreconciled items or other items impacting our accounts in the future and the potential impact on our financial performance of the expense associated with such items; (ii) any material inability to successfully implement our strategy of increasing vision care and refractive care initiatives; (iii) any material inability to achieve internal growth in our business and increase shareholder value; (iv) any material inability to acquire sufficient capital and financing at a reasonable cost or to maintain our credit




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facility to fund our ongoing operations and growth strategy; (v) the company experiencing future operating and net losses; (vi)our inability to realize any significant benefits, cost savings or reductions from our restructuring program; (vii) unexpected cost increases; (viii) our inability to increase and expand vision care and refractive surgery programs and achieve other desired initiatives; (ix) a slow down in demand for refractive surgeries; (x) the inability to successfully obtain public and/or private investment capital to meet our operating needs and expand operations; (xi) our inability to meet financing covenants and commitments set forth in our credit facility; (xii) consolidation of our competitors, poor operating results by our competitors, or adverse governmental or judicial rulings against our competitors; (xiii) any failure by us to meet analysts expectations and any continuing weakness in our sector; (xiv) as a result of our decision to concentrate on internal growth and to slow down our acquisition pace, any material failure to achieve internal growth necessary to achieve overall company growth projected by analysts; (xv) the managed practices' inability to operate satisfactorily under the management agreement which dissatisfaction may result in an attempt by the managed practices having material business with us to challenge or seek to terminate the management agreement due to any alleged failure on our part to perform;
(xvi) our inability to obtain a reasonable sale price or the refusal of our lenders to approve any proposed sale of any of our business units and the resulting impact of such sales on our revenues, earnings and/or investor confidence; (xvii) any adverse governmental or regulatory actions resulting from our inability to timely file our 10-K or 10-Q; (xviii) our inability to successfully defend against the class action lawsuits filed against us and any potential additional litigation that may arise; (xix) our current and future managed care contracts, the impact such contracts have on gross profit, and the impact of the loss of such contracts or inability to enter into new and additional contracts may have on our financial performance; and (xx) any reduction in coverage of and ratings by analysts following us and other factors including those identified in our filings from time-to-time with the SEC.

         The company undertakes no obligation to publicly update or revise forward looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VISION TWENTY-ONE, INC.


                                          By:  /s/ Richard T. Welch
                                             ----------------------------------
                                                   Richard T. Welch
                                          Its:     Chief Financial Officer


Dated: June 8, 1999




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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER      EXHIBIT

 99.1       Copy of Press Release of the Company dated June 8, 1999.

 99.2       Copy of Press Release of the Company dated June 8, 1999.

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